Exhibit (a)(1)(H)

HIGHLANDS REIT

Computershare

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3

Holder Account Number
C 1234567890 JNT

Tax ID certification on file: <Certified Y/N>
TOTAL SHARES 12345678901234
ACCOUNT CODE 12345678901234
CONTROL CODE 12345678901234

TO PARTICIPATE IN THE HIGHLANDS REIT INC. DUTCH AUCTION YOU MUST SUBMIT YOUR INSTRUCTIONS IN ONE OF THE FOLLOWING WAYS:

Option 1) Internet – Visit the Offer Website at https://highlandsreit.computersharecas.com and using the Account and Control Codes printed above, sign in and follow the instructions on the site.

Option 2) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.

AMENDED LETTER OF TRANSMITTAL
To Tender Shares of Common Stock of
Highlands REIT Inc.
Pursuant to the Offer to Purchase
dated October 24, 2023

NAME: ______________________ **SOCIAL SECURITY #:** ______________________

ADDRESS: ______________________ **ACCOUNT #:** ______________________

Email: ______________________

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 6, 2023, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

2 L T R C O Y

03W5KC

2 .. You may tender all or a portion of your Shares at any of the different prices listed below. Regardless of the prices at which you decide to tender Shares, all of the Shares purchased pursuant to the Offer will be purchased for the same price as described in Section 1 of the Offer to Purchase. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. See Section 2—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to Georgeson by telephone toll-free at 800-905-7281. 1. Tendering ALL Shares at ONE Price ------ OR ------ 2. Tendering less than all Shares or tendering Shares at more than one price NOTE: If you are completing box 2, the total number of Shares tendered cannot exceed the total number of Shares you own. Enter whole Shares only. See Section 9 of the Offer to Purchase for the treatment of any fractional Shares. COMPLETE AND RETURN THIS PAGE TO TENDER YOUR SHARES TO ONE OF THE FOLLOWING ADDRESSES: By Registered and Overnight Mail: By First Class Mail: Computershare Trust Company, N.A. Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer Attn Corporate Actions Voluntary Offer 150 Royall Street, Suite V P.O. Box 43011 Canton, Massachusetts 02021 Providence, Rhode Island 02940-3011 SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE. TENDER PRICE: (DOLLARS PER SHARE) $0.12 $0.14 (enter the number of Shares per price in whole Shares only) + + TENDER PRICE: (DOLLARS PER SHARE) $0.12 $0.13 $0.14 (check ONLY ONE box to tender ALL shares at the indicated price per share) $0.13

3 .. NNNNNNNNN NNNNNNNNNNNN SPECIAL PAYMENT INSTRUCTIONS To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record. If special payment instructions are not provided below, the check for the purchase price of Shares purchased will be sent to the address of record. If your payment is to be issued in the name of someone other than the registered Stockholder, then you will need to have your signature medallion guaranteed. Issue check to: Name (Please Print) Street Address City State Zip .. + + The Offer to Purchase is available to be viewed at the Offer Website at https://highlandsreit.computersharecas.com The Information Agent for the Offer is: 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call Toll Free: 800-905-7281

4 SIGN HERE TO TENDER YOUR SHARES The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instructions 6, 7 and 8 in the Instructions to Letter of Transmittal.) Signature & Date – Stockholder/Executor/Personal Representative Signature & Date – Co-Stockholder/Co-Executor Telephone Number Capacity: ☐ Stockholder ☐ Personal Representative ☐ Executor/Executrix ☐ Trustee ☐ General Partner ☐ Power of Attorney CUSTODIAN INFORMATION Printed Name of Signer Name of Custodian Custodian Signature Custodian Telephone and Email Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity and a Medallion Stamp must be affixed in the box above. Medallion Signature Guarantee Only required if signing in any capacity other than as a Stockholder or if a third-party address is provided above. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable. Medallion Signature Guarantee Each signature must be separately medallion signature guaranteed. A notarization is not acceptable. Medallion Guarantee provided must be specific stamp of the custodian. .. + +